Delaware The First State Page 1 2363878 8100 Authentication: 202798846 SR# 20174979103 Date: 06-28-17 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CIBER, INC.”, CHANGING ITS NAME FROM "CIBER, INC." TO "CMTSU LIQUIDATION, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 2017, AT 5:35 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. EXHIBIT 3.1